ARTICLES OF MERGER

     THESE ARTICLES OF MERGER (the "Articles"), dated as of January 22, 1998, between KENNETH C. GARCIA, INC. a Nevada corporation ("Surviving Corporation/GARCIA ") and P. D. C. INNOVATIVE INDUSTRIES, INC., a Florida corporation ("PDCI"), the two corporations being herein sometimes collectively called the "Constituent Corporations."

                                   WITNESSETH:

     WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Nevada; and

     WHEREAS, PDCI is a corporation duly organized and existing under the laws of the State of Florida; and

     WHEREAS, the Boards of Directors of the Constituent Corporations hereto deem it desirable, upon the terms and subject to the conditions herein stated, that PDCI be merged with and into the Surviving Corporation and that GARCIA be the Surviving Corporation as outlined herein.

     NOW  THEREFORE,  it  is  agreed  as  follows:

                                    Section 1

Terms,  and  Conditions/Manner  and  Basis  for  Converting  Shares

     1.1 In accordance with the provisions of these Articles and the requirements of applicable law, PDCI shall be merged with and into the Surviving Corporation at the Effective Date (as defined in Section 2 hereof). GARCIA shall be the Surviving Corporation, and the separate existence of PDCI shall cease at the Effective Date. Consummation of the Merger shall be on the terms and subject to the conditions set forth herein.

     1.2 At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all chooses in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

     1.3 At the Effective Date, (i) the Articles of Incorporation and the Bylaws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and Bylaws of the Surviving Corporation; and (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall resign and be replaced pursuant to Section 1(b)(ii) of the Stock Exchange and Merger Agreement.

     1.4 On the Effective Date, (i) all issued and outstanding shares of capital stock of PDCI shall be converted into 2,450,000 restricted shares of GARCIA Common Stock, no par value, (the "Common Stock") which shall be fully paid and non-assessable. In lieu of the issuance of any fractional shares, the shares of GARCIA's Common Stock to which PDCI's shareholders are entitled shall be rounded off to the next highest whole number. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented an PDCI security shall be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of Common Stock, into which the PDCI security (which, prior to such Effective Date, were represented thereby) shall have been so converted.

     1.5 Subject to Section 1.4 above, each holder of a stock certificate or certificates representing outstanding shares of PDCI capital stock immediately prior to the Effective Date of the Merger, shall upon surrender of such certificate or certificates to GARCIA after the Effective Date, be entitled to receive a stock certificate or certificates representing the appropriate number of shares of GARCIA Common Stock as described in Section 1,4 above. Until actually surrendered, each such PDCI certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of GARCIA Common Stock.

     1.6 If any certificate representing a GARCIA security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to GARCIA or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a GARCIA security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of GARCIA or its transfer agent that such tax has been paid or is not applicable.

                                    SECTION 2

Effective  Date

     2.1 These Articles shall be submitted to the shareholders entitled to vote thereon of PDCI as provided by the applicable laws of the State of Nevada. If these Articles are duly adopted by the requisite consent or vote of such shareholders and are not terminated as contemplated by Section 4, these Articles, executed in accordance with the law of the State of Nevada shall be filed with the Secretary of the State of Nevada.

     2.2 The Merger shall become effective upon the filing with the Secretary of State of the State of Nevada, herein sometimes referred to as the "Effective Date."

                                    SECTION 3

Covenant,  and  Agreements

     3.1 Each of the Constituent Corporations hereby covenants to mutually assist the other and to take all action reasonably necessary to accomplish and effectuate the terms hereof.

     3.2 The Constituent Corporations have entered into a Stock Exchange and Merger Agreement, of which these Articles of Merger are a part, and said Agreement has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Nevada law. Said Agreement thereto is on file at the principal place of business of the Surviving Corporation located at 4411 NW 105 Terrace, Coral Springs, Florida. A copy of said Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of the Constituent Corporations.

                                    SECTION 4

Amendment.  Termination  and  Counterpart  Signatures

     4.1 At any time prior to the filing of these Articles with the Secretary of State of the State of Nevada, these Articles may be amended by the Boards of Directors of the Surviving Corporation and PDCI, to the extent permitted by state law notwithstanding favorable action on the Merger by the shareholders of either or both of the Constituent Corporations with respect to any of the terms contained herein except the terms of conversion provided, for in Section 1.4 hereof.

     4.2 At any time prior to the filing of these Articles with the Secretary of State of the State of Nevada, these Articles may be terminated and abandoned by the Board of Directors of either the Surviving Corporation or PDCI, notwithstanding favorable action on the Merger by the shareholders of PDCI, notwithstanding favorable action on the Merger by the shareholders of PDCI.

     4.3 These Articles may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    SECTION 5

Appointment  of  Agent  for  Service-of  Process

     5.1 Pursuant to applicable provisions of Nevada corporate law, since the Surviving Corporation in the Merger is to be governed by the laws of the State of Nevada, said Surviving Corporation does hereby agree that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Surviving corporation of PDCI arising from this Merger, including any suit or any other proceeding to enforce the rights of any shareholders as determined in appraisal proceedings pursuant to the corporate law of the State of Nevada, and does hereby irrevocably appoint the Secretary of State of the State of Nevada as its agent to accept service of process in any such suit or other proceedings and does hereby specify that the address to which a copy of such process shall be made by the Secretary of State of the State of Nevada is 5701 N. Pine Island Rd., Suite 3108, Tamarac, Florida 33321, care of Florida Atlantic Stock Transfer, Inc.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by an executive officer of each of them pursuant to authority given by their respective Boards of Directors.

Approved  by  its  Board  of Directors by written consent dated January 22,1998.

KENNETH  C.  GARCIA,  INC.     BY:-  /s/  Aida  Carrasquillo
     Aida  Carrasquillo/  Secretary

By     /s/  Godfrey  Comrie     ATTEST:  /s/  Signature  Unkown
     Godfrey  Comrie,  President

Approved by its Board of Directors and by its shareholders by written consent dated January 22, 1998.

P.  D.  C.  INNOVATIVE  INDUSTRIES,  INC.

By:  /s/  Sandra  Sowers     ATTEST:  /s/  Signature  Unkown
     Sandra  Sowers,  President